Exhibit 10.12

                           AGREEMENT

     AGREEMENT, dated this 1st day of December 2004, between First Keystone Bank (the "Savings Bank"), a federally chartered savings bank, and Donald S. Guthrie (the "Executive").

                           WITNESSETH

     WHEREAS, the Executive is presently an officer of First
Keystone Financial, Inc. (the Corporation) and the Savings Bank
(together, the Employers);

     WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers;

     WHEREAS, the Employers currently have an agreement with the Executive dated May 26, 1999, which is being amended and superseded by this Agreement to reflect certain mutually agreed upon revisions, and in accordance with the provisions of Section 310 of the Thrift Activities Handbook ("Handbook") of the Office of Thrift Supervision ("OTS"), the Corporation and the Savings Bank desire to enter into separate agreements with the Executive with respect to his employment by each of the Employers; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to modify the severance benefits which shall be due the Executive by the Savings Bank in the event that his employment with the Savings Bank is terminated under specified circumstances.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

     1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

     (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination, including Base Salary and benefits and bonuses under any employee benefit plans of the Employers.

     (b) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

     (c) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

(d)  Change in Control of the Corporation.  The term Change in
Control of the Corporation shall mean the occurrence of any of the following events:

          (i) approval by the stockholders of the Corporation of a transaction that would result and does result in the reorganization, merger or consolidation of the Corporation, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Corporation; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Corporation;

          (ii) the acquisition of all or substantially all of the assets of the Corporation or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of the outstanding securities of the Corporation entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Corporation of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Corporation or the Savings Bank, or approval by the stockholders of the Corporation of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, members of the Corporation Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Corporation Board of
     Directors:

               (A) individuals who were members of the
     Corporation Board of Directors on the Effective Date of this Agreement; or

               (B) individuals who first became members of the Corporation Board of Directors after the Effective Date of this Agreement either:

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                    (1) upon election to serve as a member of the
     Corporation Board of Directors by the affirmative vote of two-thirds of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (2) upon election by the stockholders of the Corporation Board of Directors to serve as a member of the Corporation Board of Directors, but only if nominated for election by the affirmative vote of two-thirds of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

     provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Corporation Board of Directors; or

          (v) any event which would be described in Section 1(d)(i), (ii), (iii) or (iv) if the term "Savings Bank" were substituted for the term "Corporation" therein and the term "Bank Board of Directors" were substituted for the term "Corporation Board of Directors" therein.

In no event, however, shall a Change in Control of the Corporation be deemed to have occurred as a result of any acquisition of securities or assets of the Corporation, the Savings Bank, or a subsidiary of either of them, by the Corporation, the Savings Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(d), the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (e)  Code.  "Code" shall mean the Internal Revenue Code of
1986, as amended.

     (f)  Date of Termination.  "Date of Termination" shall mean
(i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and
(ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

     (g) Disability. Termination by the Savings Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

     (h)  Good Reason.  Termination by the Executive of the
Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

          (i) Without the Executive's express written consent, a reduction by the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section
               3(b) hereof, a
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               reduction in the package of fringe benefits provided
               to the Executive, taken as a whole;

          (ii) The principal executive office of the Employers is relocated outside of the Media, Pennsylvania, area or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

          (iii)Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

          (iv) The failure by the Savings Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in
               Section 9 hereof.

     (i)  IRS.  IRS shall mean the Internal Revenue Service.

     (j) Notice of Termination. Any purported termination of the Executive's employment by the Savings Bank for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Savings Bank's termination of Executive's employment for Cause; and (iv) is given in the manner specified in Section 10 hereof.

     (k)  Retirement.  Termination by the Savings Bank of the
Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

     2.   Term of Employment.

     (a) The Savings Bank hereby employs the Executive as President and Chief Executive Officer of the Savings Bank and Executive hereby accepts said employment and agrees to render such services to the Savings Bank on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this
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Agreement and, subject to the requirements of the succeeding sentence, shall be deemed automatically, without further action, to extend for an additional year on each annual anniversary of the date of this Agreement. Prior to the anniversary of the date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Savings Bank shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Board of Directors does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Savings Bank of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

     (b) During the term of this Agreement, the Executive shall perform such executive services for the Savings Bank as may be consistent with his titles and from time to time assigned to him by the Savings Bank's Board of Directors.

     3.   Compensation and Benefits.

     (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $286,900 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

     (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Savings Bank shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Savings Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Savings Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

     (c) During the term of this Agreement, the Executive shall be entitled to not less than six weeks paid annual vacation. The Executive shall be entitled to receive any additional compensation from the Employers for failure to take a vacation and shall be able to accumulate unused vacation time from one year to the next.

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     (d)  During the term of this Agreement, including any
renewal thereof, the Employers shall provide the Executive with a full-sized, four-door automobile for the Executive's use, which automobile shall be replaced during the term hereof and any renewal thereof no less frequently than every three years.

     (e) The Employers shall provide medical insurance for the benefit of the Executive and his spouse until the Executive shall have attained the age of 72; furthermore, in the event of the death of the Executive prior to attaining age 72, the Employers shall provide the Executive's spouse with said medical insurance until such spouse is eligible for state or federal government subsidized medical benefits, but in no event shall such spouse be entitled to said medical insurance after attaining age 72.

     (f) The Employers shall pay for or reimburse Executive with respect to expenses incurred thereby in obtaining dental care for Executive and his spouse up to a maximum of $2,500 per person per year, which amount may be increased from time to time as may be determined by the Boards of Directors of the Employers.

     (g) During the term of this Agreement, the Employers will pay the Executive's annual membership dues at the Spring Haven Country Club or such other club of his choice in an amount up to $7,500 per year, subject to increase from time to time as may be determined by the Boards of Directors of the Employers.

     (h) In the event of the Executive's death during the term of this Agreement, his spouse, estate, legal representative or named beneficiaries (as directed by the Executive in writing) shall be paid on a monthly basis the Executive's annual compensation from the Employers at the rate in effect at the time of the Executive's death for a period equal to the period then remaining under this Agreement.

     (i) The Executives compensation, benefits and expenses shall be paid by the Corporation and the Savings Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

     4. Expenses. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile (including costs of leasing, insurance, repairs, maintenance, and licensing) and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefor.

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     5.   Termination.

     (a) The Savings Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

     (b) In the event that (i) Executive's employment is terminated by the Savings Bank for Cause or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination except as otherwise provided herein.

     (c) In the event that (i) Executive's employment is terminated (including termination due to Disability) by the Savings Bank for other than for Cause, Retirement or the Executive's death and in other than a Change in Control of the Corporation or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Savings Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Savings Bank, then the Savings Bank shall, subject to the provisions of Section 6 hereof, if applicable

          (A) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to two (2) times the Executive's Base Salary, and

          (B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employers (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Savings Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     (d) In the event that (i) Executive's employment is terminated by the Savings Bank for other than for Cause, Disability, Retirement or the Executive's death but in connection with a Change in Control of the Corporation or (ii) such employment is terminated by the Executive for

                                    7

Good Reason, then the Savings Bank shall, subject to the provisions of Section 6 hereof, if applicable

          (A) pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to three (3) times the Executive's Base Salary, and

          (B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employers (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Savings Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     (e) In the event of the failure by the Employers to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of Chairman and Chief Executive Officer of the Corporation and the Savings Bank or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as Chairman and Chief Executive Officer of the Corporation and the Savings Bank without the Executive's express written consent, the Executive shall be entitled to terminate his employment hereunder and shall be entitled to the payments and benefits provided for in Section 5(c)(A) and (B); however, such termination shall not otherwise constitute a material breach of this Agreement by the Savings Bank.

     6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Savings Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 5 being non-deductible to the Savings Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the payments and benefits payable pursuant to this Agreement to the Executive upon termination shall be limited to three times the Executives Average Annual Compensation in accordance with the provisions of
Section 310 of the Handbook.   The determination of any reduction
in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Savings Bank's
                                    8

independent public accountants and paid by the Savings Bank. Such counsel shall be reasonably acceptable to the Savings Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Savings Bank and/or the Executive do not agree with the opinion of such counsel, (i) the Savings Bank shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Savings Bank and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Savings Bank may request, and Executive shall have the right to demand that the Savings Bank request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section
5 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Savings Bank, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive's approval prior to filing, which shall not be unreasonably withheld. The Savings Bank and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

     7.   Mitigation; Exclusivity of Benefits.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employers after the Date of Termination or otherwise.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

     8. Withholding. All payments required to be made by the Savings Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Savings Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

     9. Assignability. The Savings Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Savings Bank may hereafter merge or consolidate or to which the Savings Bank may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Savings Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this

                                    9

Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

     To the Savings Bank:  President
                           First Keystone Federal Savings Bank
                           22 West State Street
                           Media, Pennsylvania  19063

     To the Executive:     Donald S. Guthrie
                           At the address last appearing on the
                           personnel records of the Savings Bank

     11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Savings Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

     13. Nature of Obligations. Nothing contained herein shall create or require the Savings Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Savings Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Savings Bank.

     14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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     17.  Regulatory Actions.  The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

     (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. 1818(e)(3) and 1818(g)(1)), the Savings Bank's
obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may, in its discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. 1818(e)(4) and (g)(1)),
all obligations of the Savings Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Savings Bank as of the date of termination shall not be affected.

     (c)  If  the Savings Bank is in default, as defined in
Section 3(x)(1) of the FDIA (12 U.S.C. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Savings Bank as of the date of termination shall not be affected.

     (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Savings Bank is necessary):
(i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Savings Bank as of the date of termination shall not be affected.

     18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. 1828(k)) and any regulations promulgated thereunder.

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     19.  Entire Agreement.  This Agreement embodies the entire agreement between the Savings Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Savings Bank and the Executive with respect to the matters agreed to herein, including without limitation the Agreement between the Savings Bank and the Executive dated May 26, 1999, are hereby superseded and shall have no force or effect. Notwithstanding the foregoing, nothing contained in this Agreement shall affect the agreement of even date being entered into between the Corporation and the Executive.
































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     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.




Attest:                      FIRST KEYSTONE BANK



/s/Carol Walsh               By:  /s/Thomas M. Kelly
----------------------            --------------------------------
Carol Walsh                       Thomas M. Kelly
                                  Executive Vice President


Attest:                      EXECUTIVE



/s/Carol Walsh               By:  /s/Donald S. Guthrie
----------------------            -------------------------------
Carol Walsh                       Donald S. Guthrie, Individually























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